UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2025

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director. Effective July 10, 2025, the board of directors (the “Board”) of IDEXX Laboratories, Inc. (the “Company”) elected Joseph L. (Jay) Hooley as an independent Class III Director and appointed him as a member of its Audit Committee and Governance and Corporate Responsibility Committee. To effect Mr. Hooley’s election as a Class III Director, the Board increased the number of Directors constituting the Board from nine to ten and the number of Class III Directors from three to four. It is expected that Mr. Hooley will stand for election by stockholders as a Class III Director at the Company’s 2028 annual meeting of stockholders.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Hooley reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Mr. Hooley will receive the same compensation as is paid to the Company’s other non-employee Directors, as described in the section entitled “Corporate Governance – Non-Employee Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 28, 2025, which description is incorporated herein by reference. The cash fee to be paid to Mr. Hooley in the third quarter of 2025 will be prorated to reflect the effective date of his election to the Board. Annual deferred stock unit or restricted stock unit and stock option grants were made to non-employee Directors on May 7, 2025, the date of the Company’s 2025 annual meeting of stockholders. Since Mr. Hooley was not serving as a Director at that time, such grants will be made to him on September 1, 2025, and the award values will be prorated to reflect the portion of the year during which he will serve on the Board, specifically from July 10, 2025 until the Company’s 2026 annual meeting of stockholders. In addition, Mr. Hooley will be eligible to defer all or any portion of his cash fees and the entire amount of each restricted stock unit grant pursuant to the terms of the Company’s Director Deferred Compensation Plan.

On July 10, 2025, the Company issued a press release regarding Mr. Hooley’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed.

99.1	Press Release entitled "IDEXX Laboratories Elects Joseph L. (Jay) Hooley to Board of Directors" dated July 10, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: July 10, 2025	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
Executive Vice President, General Counsel and Corporate Secretary

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